Loan Nos. 030501712, 030501843-47
AMENDMENT TO LOAN AGREEMENT

    This AMENDMENT TO LOAN AGREEMENT (this “Amendment”), dated as of June 23, 2023, and effective as of July 3, 2023 (“Effective Date”) is among WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE REGISTERED HOLDERS OF INVITATION HOMES 2018-SFR4 SINGLE-FAMILY RENTAL PASS-THROUGH CERTIFICATES, having an address at c/o Midland Loan Services, 10851 Mastin Street, Suite 300, Overland Park, Kansas 66210, Attention: Asset Management (together with its successors and assigns, “Lender”), 2018-4 IH BORROWER LP, a Delaware limited partnership, having an address of c/o Invitation Homes, Inc., 1717 Main Street, Suite 2000, Dallas, Texas 75201 (together with its successors and assigns, “Borrower”), and 2018-4 IH EQUITY OWNER LLC, a Delaware limited liability company (the “Equity Owner”), and 2018-4 IH BORROWER GP LLC, a Delaware limited liability company (the “Borrower GP”; the Equity Owner and the Borrower GP, collectively, the “Guarantor”; Borrower, Lender and the Guarantor, collectively, the “Parties”).

    WHEREAS, German American Capital Corporation, a Maryland corporation (“Original Lender”) provided a commercial mortgage loan in the original aggregate principal amount of $960,304,000.00 (the “Loan”) to Borrower which is evidenced by, among other things, (i) that certain Loan Agreement dated November 7, 2018 by and among Borrower and Original Lender (the “Loan Agreement”), and (ii) the other Loan Documents (as such term is defined in the Loan Agreement).

    WHEREAS, Lender is now the holder of the Loan, including the Note (as such term is defined in the Loan Agreement), the Loan Agreement, and all of the other Loan Documents.

WHEREAS, certain loans, advances and/or other extensions of credit denominated in U.S. Dollars under the Loan Documents bear interest or are permitted to bear interest, and have fees, commissions or other amounts based on the U.S. dollar London Interbank Offered Rate administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms and conditions of the Loan Documents; and
WHEREAS, on March 5, 2021, the Financial Conduct Authority, the regulatory supervisor of the administrator of LIBOR, announced in a public statement the future cessation of all tenors of LIBOR published by the ICE Benchmark Administration immediately following June 30, 2023 (the “LIBOR Discontinuation Date”); and
WHEREAS, the Loan is being converted to an Alternative Base Rate Loan as of the Effective Date (the “Rate Conversion”) as a result of the upcoming LIBOR Discontinuation Date and the Loan Agreement is being amended to implement the Rate Conversion, all as set forth in Exhibit A and this Amendment.
WHEREAS, subject to satisfaction of certain conditions precedent to the Rate Conversion, this Amendment automatically shall be effective as of the Effective Date.
    NOW, THEREFORE, for and in consideration of the agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto do hereby covenant and agree as follows:

1.Incorporation of Recitals. The foregoing recitals are incorporated herein by reference as if fully set forth herein.
2.Certain Definitions. Capitalized terms used in this Amendment but not otherwise defined herein or in Exhibit A shall have the meanings assigned to such terms in the Loan

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Agreement. Capitalized terms used in Exhibit A that are also used in the Loan Documents shall supplement (but not replace) the defined terms in the Loan Documents with respect to the Loan, unless otherwise stated therein.
3.Rate Conversion Amendments.
(a)As of the Effective Date, the Loan Documents are hereby amended as set forth on Exhibit A attached hereto. Notwithstanding any provision of the Loan Documents to the contrary, the Parties hereby agree that the terms set forth on Exhibit A apply solely to the Loan on and after the Effective Date. For the avoidance of doubt, to the extent provisions in the Loan Documents apply to the Loan and such provisions are not specifically addressed by Exhibit A, such provisions in the Loan Documents shall continue to apply to the Loan from and after the Effective Date. In the event of a conflict between the terms of this Amendment and the terms of the Loan Documents, the terms of this Amendment shall govern and control. For the further avoidance of doubt, (a) the provisions of this Amendment supplement, amend and modify (all to the extent so set forth in Exhibit A) the provisions of the Loan Documents relating to a Rate Conversion as they apply on and after the Effective Date, (b) the execution and delivery of this Amendment by the Parties shall be deemed to satisfy and discharge any and all requirements under the Loan Documents for notices to be furnished to any Party in connection with the replacement of any interest rate index applicable to the Loan, as contemplated by this Amendment, and (c) no other amendment or further action or consent of any Party to any Loan Document shall be required in connection with the effectiveness of this Amendment as of the Effective Date.
(b)In connection with the Rate Conversion, Borrower remains obligated to satisfy and perform all obligations set forth in the Loan Agreement in respect of an Interest Rate Cap Agreement, including those set forth in Section 2.6.3(d) regarding delivery of a Replacement Interest Rate Protection Agreement in accordance with the terms thereof.
4.Representations and Warranties.
(a)The Borrower hereby represents and warrants that: (a) Borrower is in compliance with all covenants under the Loan Documents, as amended by this Amendment, and no default or Event of Default (or similar defined term) exists or will exist immediately after giving effect to the Amendment; (b)  Borrower has the full power and authority to enter into and perform this Amendment, and the execution, delivery and performance of this Amendment (1) has been duly and validly exercised by all necessary action on the part of Borrower, (2) does not conflict with or result in a violation of Borrower’s organizational documents or any judgment, order or decree of any court or arbiter in any proceeding to which Borrower is a party, and (3) does not conflict with, or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Borrower is bound or to which Borrower is a party; (c) this Amendment and any other document related hereto have been duly executed and delivered by the Borrower, and (d) this Amendment constitutes the binding and valid obligations of Borrower and is enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)Guarantor hereby represents and warrants that: (a) Guarantor has full power and authority to execute, deliver and perform its obligations under this

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Amendment and all other documents delivered to Lender in connection with this Amendment; (b) this Amendment is binding upon and enforceable against Guarantor in accordance with its terms. Guarantor has thoroughly read and reviewed the terms and provisions of this Amendment and is familiar with same, and Guarantor has entered into this Amendment voluntarily, without duress or undue influence of any kind, and with the advice and representation of legal counsel, if any, selected by Guarantor; (c) Guarantor does not have any (i) offsets or defenses against the payment of any sums due and/or payable under any guaranty or indemnity agreement executed by Guarantor in connection with the Loan, or any other amounts payable under the Loan Documents, or (ii) claims against Lender or any employee, officer, director, agent or attorney of Lender in connection with any of the Loan Documents, and (d) each of the representations and warranties set forth in the Guaranty remains true, complete and correct as of the date originally made.
5.No Offsets or Defenses. Each of Borrower and Guarantor hereby acknowledges, confirms and warrants to Lender that as of the Execution Date, each of Borrower and Guarantor does not claim any offset, defense, claim, right of set-off or counterclaim against Lender under, arising out of or in connection with this Amendment, the Note, the Loan Agreement or any of the other Loan Documents. In addition, each of Borrower and Guarantor covenants and agrees with Lender that if any offset, defense, claim, right of set-off or counterclaim exists as of the Execution Date, Borrower and Guarantor hereby irrevocably and expressly waive the right to assert such matter.

6.Intentionally Omitted.
7.Limitation; Effect of Amendment; No Novation. No provision of the Loan Documents is amended or waived in any way other than as provided herein. Except as expressly set forth herein, all of the terms of the Loan Documents shall be and remain in full force and effect and are hereby ratified and confirmed, and constitute the legal, valid, binding, and enforceable obligations of the Parties thereto. As of the Execution Date, each reference in the Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Loan Documents (including, without limitation, by means of words like “thereunder,” “thereof”, “therein” and words of like import), shall mean and be a reference to the Loan Documents, as amended by this Amendment. The Borrower hereby confirms that the Loan Documents have at all times, since the date of the execution and delivery of such documents, remained in full force and effect and the obligations thereunder are continued as amended by this Amendment. The Borrower acknowledges and agrees that the amendment of the Loan Documents by this Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Loan Documents, and this Amendment, together with the Loan Documents, is entitled to all rights and benefits originally pertaining to the Loan Documents.
8.Reaffirmation of Guaranty and Security Interests. Each of the Borrower and Guarantor hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated thereby. Each of the Borrower and Guarantor, as applicable, hereby (a) affirms and confirms, as applicable, its guarantees, pledges, grants and other undertakings under the Loan Documents, as amended by this Amendment, to which it is a party and (b) agrees that (i) the Loan Documents, as amended by this Amendment, to which it is a party continue to be in full force and effect and shall in no way be impaired or diminished as a result of this Amendment, and (ii) all guarantees, pledges, grants and other undertakings thereunder continue to be in full force and effect (with the same priority, as applicable) and accrue to the benefit of the applicable secured party or parties thereunder.

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9.Lender Notice Address. Notwithstanding anything to the contrary in the Loan Agreement, the notice address for the Lender is as follows:
WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE REGISTERED HOLDERS OF INVITATION HOMES 2018-SFR4 SINGLE-FAMILY RENTAL PASS-THROUGH CERTIFICATES
c/o Midland Loan Services
10851 Mastin Street, Suite 300
Overland Park, Kansas 66210
Attention: Asset Management
Email: mlsassetmanagement@midlandls.com

10.Omnibus Amendment. As of the date hereof, each reference in any of the Loan Documents to the terms which have been modified pursuant to this Amendment shall be deemed to be a reference to each such defined term as so modified.

11.References. From and after the date hereof, (i) all references in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the “Loan Agreement” shall mean the Loan Agreement as modified by this Amendment, and as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time and (ii) all references in the other Loan Documents to the “Loan Agreement” shall mean the Loan Agreement, as modified by this Amendment, and as the same may be further amended, restated, replaced, supplemented or otherwise modified from time to time.
12.Further Assurances. The Borrower agrees to execute such other documents, instruments and agreements and take such further actions reasonably requested by the Lender to effectuate the provisions of this Amendment, inclusive of correction of any errors, miscalculations or the like.
13.Counterparts; Effectiveness.
(a)This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
(b)The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. The Parties agree that this Amendment may, at the Lender’s option, be in the form of an electronic record and may be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Lender of a manually signed paper signature page which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.
14.Section Headings. Section headings used in this Amendment are for convenience of reference only and shall not govern the interpretation of any of the provisions of this Amendment.

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15.Severability. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
16.Fees and Costs. The Borrower will pay on demand all out-of-pocket fees, costs, and expenses of the Lender, including but not limited to Servicer’s reasonable processing fees and the reasonable fees and expenses of outside counsel and the Servicer, in connection with the preparation, execution, and delivery of this Amendment, the Replacement Interest Rate Cap Agreement and the applicable Assignment of Interest Rate Cap Agreement.
17.Governing Law, Etc. The terms of the Loan Documents relating to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the Parties agree to such terms.
18.Ratification of Terms. The Borrower expressly ratifies and confirms the dispute resolution, waiver of jury trial or arbitration provisions, as applicable, contained in the Loan Documents, all of which are incorporated herein by reference.
19.Third Party Beneficiary Status of Servicer. Borrower acknowledges and agrees that Midland Loan Services, a division of PNC Bank, National Association (“Servicer”) and its successors and assigns are intended to be third party beneficiaries of this Amendment.
20.Construction. Reference to this Amendment means this Amendment, together with Exhibit A attached hereto. Exhibit A is hereby incorporated into, and deemed to be part of, this Amendment.
[Signature Pages Follow]

Loan Nos. 030501712, 030501843-47
IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:
2018-4 IH BORROWER LP,
a Delaware limited partnership

By:    2018-4 IH Borrower GP LLC,
    a Delaware limited liability company,
    its General Partner

    By: /s/ Kimberly K. Norrell
    Name: Kimberly K. Norrell
    Title: Executive Vice President and Chief Accounting Officer

[Signature(s) Continue on Following Page]

Loan Nos. 030501712, 030501843-47

GUARANTOR:

EQUITY OWNER:

2018-4 IH EQUITY OWNER LLC,
a Delaware limited liability company

By:/s/ Kimberly K. Norrell
Name: Kimberly K. Norrell
Title: Executive Vice President and Chief Accounting Officer

BORROWER GP:

2018-4 IH BORROWER GP LLC,
a Delaware limited liability company

By:/s/ Kimberly K. Norrell
Name: Kimberly K. Norrell
Title: Executive Vice President and Chief Accounting Officer

Loan Nos. 030501712, 030501843-47
LENDER:

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE REGISTERED HOLDERS OF INVITATION HOMES 2018-SFR4, SINGLE-FAMILY RENTAL PASS-THROUGH CERTIFICATES

By:    Midland Loan Services, a division of PNC Bank, National Association, its Servicer

By: /s/ Jason Coonrod
Name: Jason Coonrod
Title: Vice President

Loan Nos. 030501712, 030501843-47
EXHIBIT A

SOFR CONVERSION AMENDMENTS

SOFR Conversion Amendments. The following amendments are made to the Loan Agreement, effective as of the Effective Date.
a. Section 1.1.shall be amended as follows:

i.The following definitions in Section 1.1 shall be amended and restated or added in the appropriate alphabetical order as set forth below:
“Alternative Index” means (i) in relation to Interest Periods commencing from and after July 15, 2023, Term SOFR, and (ii) upon a Benchmark Replacement Date in relation to Term SOFR, a floating rate index (a) that is commonly accepted by market participants in CMBS loans as an alternative for Term SOFR (or the then-current Benchmark) and (b) the reference rate which is then generally being implemented by Lender (or the Servicer, acting therefor) in CMBS loans as a replacement for Term SOFR (or the then-current Benchmark).
“Alternative Rate Condition” shall have the meaning set forth in Section 2.2.1(b).
“Assumed Note Rate” means, with respect to each Component of the Loan, an interest rate equal to the sum of 0.50%, plus the applicable Component Spread, plus Term SOFR, plus the Term SOFR Spread, as determined on the preceding Interest Determination Date.

“Benchmark” shall mean, initially, Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date shall have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Alternative Index determined pursuant to such defined term and Section 2.2.1(b) hereof.
“Benchmark Replacement Date”
(a)means in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the relevant Alternative Index permanently or indefinitely cases to provide such Alternative Index; or
(b)means in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information.
Notwithstanding the foregoing, in no event shall the Benchmark Replacement Date occur prior to the satisfaction of the Alternative Rate Condition.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

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(b)a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(c)a public statement or publication of information by or on behalf of the administrator of the Benchmark or the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is not, or as of a specified future date will not be, representative.
“Component Alternative Base Rate Spread” means, in connection with any conversion of the Loan from a Term SOFR Loan to an Alternative Base Rate Loan, with respect to each Component of the Loan, (i) if as of the Interest Determination Date for the first Interest Period during which the Loan will bear interest based on the Alternative Base Rate (or if Term SOFR is not available as of such date, as of the Interest Determination Date for which Term SOFR was last available), the Term SOFR Rate is greater than the Alternative Base Rate, then the sum of (A) the Component Spread applicable to such Component plus (B) the excess of Term SOFR plus the Term SOFR Spread as of such Interest Determination Date over the Alternative Base Rate as of such date (or if Term SOFR is not available as of such date, as of the Interest Determination Date for which Term SOFR was last available) or (ii) if as of the Interest Determination Date for the first Interest Period during which the Loan will bear interest based on the Alternative Base Rate (or if Term SOFR is not available as of such date, as of the Interest Determination Date for which Term SOFR was last available), the Alternative Base Rate is greater than Term SOFR, then the result of (A) the Component Spread applicable to such Component minus (B) the excess of the Alternative Base Rate as of such Interest Determination Date over Term SOFR as of such date (or if Term SOFR is not available as of such date, as of the Interest Determination Date for which Term SOFR was last available); provided, however, if, as of the Interest Determination Date for the first Interest Period during which the Loan will bear interest based on the Alternative Base Rate, the Federal Reserve Bank or the Alternative Reference Rates Committee convened by the Federal Reserve System and the Federal Reserve Bank has published a recommended spread adjustment for using the Alternative Base Rate as a successor or alternative to Term SOFR (the "RGA Spread Adjustment") and such adjustment is being generally accepted in the conversion of commercial mortgage-backed real estate financings from Term SOFR to the Alternative Base Rate, as reasonably determined by Servicer, then in lieu of the calculation in clauses (i) and (ii) above, the ‘Component Alternative Base Rate Spread' shall mean, with respect to each Component of the Loan, the sum of (A) the Component Spread applicable to such Component plus (B) the RGA Spread Adjustment (which, may be a positive or negative value or zero).
“Component Prime Rate Spread” means in connection with any conversion of the
Components from a Term SOFR Loan to a Prime Rate Loan, with respect to each Component of the Loan, the difference (expressed as the number of basis points) between (a) the sum of (i) Term SOFR, determined as of the Interest Determination Date for which Term SOFR was last available, plus (ii) the Term SOFR Spread plus (iii) the Component Spread applicable to such Component, minus (b) the Prime Rate as of such Interest Determination Date; provided, however, that if such difference is a negative number for such Component, then the Component Prime Rate Spread for such Component shall be zero.

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“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR, the Term SOFR Rate, or the use, administration, adoption or implementation of any Alternative Index or any Prime Rate Loan, any technical, administrative or operational changes (including changes to the definition of “Business Day,” “Interest Determination Date,” “Interest Period,” “Monthly Payment Date,” timing and frequency of determining rates, preceding and succeeding business day conventions and other administrative or operational matters, including, but not limited to, rounding conventions) that Lender determines may be appropriate or necessary to reflect the adoption and implementation and to permit the administration by the Lender of any such rate or to permit the use and administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of any such rate exists, in such other manner as the Lender determines is reasonably necessary in connection with the administration of this Agreement.
“Interest Rate” shall mean, with respect to each Interest Period, with respect to each
Component, an interest rate per annum equal to (a) for a Term SOFR Loan, the sum of (1) Term SOFR, determined as of the Interest Determination Date immediately preceding the commencement of such Interest Period, plus (2) the Term SOFR Spread, plus (3) the Component Spread applicable to such Component (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate); (b) for a Prime Rate Loan, the sum of (1) the Prime Rate determined as of the Interest Determination Date immediately preceding the commencement of such Interest Period, plus (2) the Component Prime Rate Spread applicable to such Component (or, when applicable pursuant to this Agreement or any other Loan Document, the applicable Default Rate); and (c) for an Alternative Base Rate Loan, the sum of (A) the Alternative Base Rate, determined as of the Interest Determination Date immediately preceding the commencement of such Interest Period, plus (B) the Component Alternative Base Rate Spread applicable to such Component (or, when applicable pursuant to this Agreement or any other Loan Document, the applicable Default Rate).

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Term SOFR” shall mean, with respect to each Interest Period, the Term SOFR Reference Rate (rounded upwards, as necessary, to the nearest 1/1,000 of 1%) for deposits in U.S. dollars for a one-month period on the Interest Determination Date immediately preceding the commencement of such Interest Period, as such rate is published by the Term SOFR Administrator. Notwithstanding the foregoing, in no event shall Term SOFR be less than zero percent (0.00%).

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).
“Term SOFR Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest equal to the Term SOFR Rate.
“Term SOFR Rate” shall mean, with respect to each Interest Period, the per annum rate of interest equal to (i) Term SOFR, plus (ii) the Term SOFR Spread, plus (iii) the Component Spread applicable to each Component.

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“Term SOFR Reference Rate” shall mean the one-month forward-looking term rate based on SOFR, currently identified on the CME Group’s website at https://www.cmegroup.com/market-data/cme-group-benchmark-administration/term-sofr.html, or any successor source.
“Term SOFR Spread” shall mean 0.11448%.
ii.    The following definitions shall be deleted from Sections 1.1 and 1.2, as applicable, in their entirety as of the Execution Date:

“ISDA Spread Adjustment”

“LIBOR”

“LIBOR Loan”

iii.    The following definitions in Section 1.1 shall be modified as follows:

1.“Interest Rate Cap Agreement” is modified to delete each usage of the word “LIBOR” in clause (d) thereof and to replace the same with “Term SOFR”.

2.The definition of “Replacement Interest Rate Cap Agreement” shall be amended to delete the term “LIBOR” therein and to replace the same with the phrase “the then-current Benchmark”.

b. The following sections shall be amended as follows:
i.Section 2.2.1(b) is deleted and the following is substituted therefor:
“(b)    Subject to the terms and conditions hereof, the Components of the Loan shall be a Term SOFR Loan.
1.Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Interest Determination Date for any Interest Period, the Alternative Index will, subject to clause (2) hereof, replace Term SOFR (or the then-current Benchmark) for all purposes hereunder or under any Loan Document in respect of such determination and all determinations on all subsequent dates (without any amendment to, or further action or consent of any other party to, this Agreement) and the Loan shall be converted to an Alternative Base Rate Loan bearing interest based upon the Alternative Base Rate and Component Alternative Base Rate Spread; provided that Lender shall have received (A) an opinion of nationally recognized REMIC counsel as to the compliance of such conversion with applicable REMIC requirements as determined under the Code, the regulations, revenue rulings, revenue procedures and other administrative, legislative and judicial guidance relating to the tax treatment of REMIC Trusts (which such opinion shall be, in form and substance and from a provider, in each case, acceptable to Lender in its sole discretion and acceptable to the Rating

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Agencies); provided, however, such condition may be satisfied with the issuance of a general guidance, ruling, bulletin or decision by the Internal Revenue Service reasonably acceptable to the Lender and (B) a Rating Comfort Letter in connection with such conversion (each, an “Alternative Rate Condition”). In connection with any such conversion, Lender shall give notice thereof to Borrower (which notice may be by email) at least one (1) Business Day prior to the next succeeding Interest Determination Date, and if such notice is given, the Loan shall be converted in accordance herewith to an Alternative Base Rate Loan from, after and including the first day of the related next succeeding Interest Period.
2.Notwithstanding the foregoing, if no Alternative Index then exists as of the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, as determined by Lender, then Lender shall give notice thereof to Borrower (which notice may be by email) at least one (1) Business Day prior to the next succeeding Interest Determination Date, and if such notice is given, the Components of the Loan shall be converted, from, after and including the first day of the next succeeding Interest Period, to a Prime Rate Loan, bearing interest based on the Prime Rate in effect on the related Interest Determination Date.
3.In connection with the administration of the Term SOFR Rate or the implementation, conversion or administration of an Alternative Base Rate Loan or a Prime Rate Loan, Lender shall have the right to make any Conforming Changes from time to time and, notwithstanding anything to the contrary contained herein or in any other Loan Documents, any amendments implementing such Conforming Changes will become effective without any further action or consent of Borrower or any other party to this Agreement.
4.Lender will promptly notify Borrower (which notice may be by email) of (i) the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Alternative Index or conversion of the Loan to a Prime Rate Loan, and (iii) the effectiveness of any Conforming Changes. Any determination, decision or election that may be made by Lender pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in Lender’s sole discretion and without consent from the Borrower.
5.Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert a Term SOFR Loan to a Prime Rate Loan or an Alternative Base Rate Loan.”

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ii.Section 2.2.1(c) shall be deleted and replaced with the following:
“(c) If, pursuant to the terms hereof, the Components of the Loan have been converted to a Prime Rate Loan and Lender shall have reasonably determined that the event(s) or circumstance(s) which resulted in such conversion shall no longer be applicable, Lender shall give written notice to Borrower (which notice may be by email) at least one (1) Business Day prior to the next succeeding Interest Determination Date. If such notice is given, the Components of the Loan shall be converted, as of the first day of the next succeeding Interest Period, to a Term SOFR Loan. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert a Prime Rate Loan to a Term SOFR Loan.”

iii.Section 2.2.1(d) shall be deleted and replaced with the following:
“(d)” If, pursuant to the terms hereof, the Components of the Loan have been converted to a Prime Rate Loan and thereafter Lender shall have reasonably determined that an Alternative Base Rate then exists, Lender shall give written of such determination to Borrower at least one (1) Business Day prior to the next succeeding Interest Determination Date. If such notice is given, the Components of the Loan shall be converted, as of the first day of the next succeeding Interest Period, to an Alternative Base Rate Loan bearing interest based on the Alternative Base Rate in effect on the related Interest Determination Date. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert a Prime Rate Loan to an Alternative Base Rate Loan.
iv.Section 2.2.1(e) is modified to (i) delete each reference to “LIBOR Loan” and to replace the same with “Term SOFR Loan” and (ii) add the following sentence at the end thereof, “In addition to the foregoing, Borrower hereby agrees to promptly pay to Lender (or any Servicer therefor), upon demand, any additional amounts reasonably necessary to compensate Lender (or any Servicer therefor) for any costs, including reasonable attorneys’ fees, incurred by Lender (or any Servicer therefor) in making any interest rate conversion in accordance with this Agreement, including any conversion to an Alternative Base Rate Loan or Prime Rate Loan.”
v. A new Section 2.2.1(f) is added as follows:

“(f) Neither the Lender nor the Servicer warrants or accepts responsibility for, and neither shall have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Term SOFR or the Term SOFR Rate, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Alternative Index), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Alternative Index) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Lender and/or Servicer may select information sources or services in its reasonable discretion to

Loan Nos. 030501712, 030501843-47
ascertain Term SOFR or any other Benchmark, in each case pursuant to the terms of this Loan Agreement, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.”
vi.Section 2.4.5(b) shall be amended to delete the term “LIBOR” and to substitute the term “the Benchmark” therefor.

vii.Section 2.9 shall be amended to delete the term “LIBOR-based interest rates” and to replace “Benchmark-based interest rates” therefor.

c.    Discontinuation of LIBOR; Delayed Rate Switch as to Then-Current Interest Period Ending After Effective Date.

The provisions in the other Sections of this Exhibit A shall not apply with respect to any LIBOR based borrowing requested, made or outstanding that bears interest with reference to a LIBOR rate that (i) is or was set prior to the Effective Date and (ii) is held constant for a specifically designated period and is not reset on a daily or substantially daily basis (disregarding day count, weekend or holiday conventions) (i.e., an Interest Period extending past the Effective Date), and in such case, the LIBOR definitions and provisions with respect thereto (as in effect immediately prior to giving effect to the provisions of this Amendment on the Effective Date) shall continue in effect solely for such purpose; provided that, with respect to any such LIBOR based borrowing described in this clause (b), such LIBOR based borrowing shall only continue in effect in accordance with its terms until the then-current Interest Period for such LIBOR based borrowing has concluded (i.e., until the end of the Interest Period through and including July 14, 2023).